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COMMAND CENTER ANNOUNCES APPOINTMENT OF
JEFF R. MITCHELL AS CHIEF FINANCIAL OFFICER

Post Falls, Idaho – October 21, 2010 – The board of directors of Command Center, Inc. (OTCBB: CCNI), an emerging provider of on-demand, reliable labor solutions, today announced it has appointed Jeff R. Mitchell, 44, a seasoned executive in the staffing industry, to the position of Chief Financial Officer and as a member of the board of directors.

Prior to joining Command, Mr. Mitchell had served since September of 2005 as the CFO of Select Staffing, a full-service national staffing company based in Santa Barbara, California. In that role, he executed an aggressive growth strategy to increase Select’s revenue to $1.7 billion from $400 million over a five-year period. Mr. Mitchell was responsible for the financial modeling and evaluation of each prospective acquisition for Select, which led to about 40 transactions contributing $1.3 billion in revenue. He also coordinated the business plan and credit agreements to re-capitalize the company numerous times through traditional debt with various investment bankers including Goldman Sachs, BNP Paribas and Bank of the West.

Mr. Mitchell replaces Ralph E. Peterson, 76, who has resigned his position as CFO but will continue with Command Center as Senior Vice President and as a member of the board of directors.

“Obviously, we are thrilled to have Jeff Mitchell, a respected and accomplished industry executive, join the company as our CFO,” said Glenn Welstad, Command’s Chairman and CEO. “We are confident that Jeff is the right person to guide and manage Command’s financial resources, execute its plans for organic growth and strategic acquisitions, and help build the company into a major industry player. Everyone at the company shares my enthusiasm for Jeff’s involvement and our future together.”

During the ten years prior to assuming the CFO position at Select Staffing, Mr. Mitchell served in executive positions of several companies in his home state of Utah. He was CEO of Compensation Advisors LLC from October ’04 to September ’05 and served as COO/CFO and VP of Risk Management for Wasatch Property Management and its subsidiary, Freedom Advisors LLC, from June ’03 to October ’04. Prior to joining Wasatch, Mr. Mitchell had served from December ’98 through June ’03 as Director of Financial Services (North America) and Controller (North & South America) for a Rio Tinto subsidiary, Rio Tinto PLC & Kennecott Exploration Company.  Previously, he gained extensive audit experience while servicing the clients of Price Waterhouse (now PricewaterhouseCoopers) in Salt Lake City.

Commenting on the change in CFOs, Mr. Welstad thanked Ralph E. Peterson for his friendship and dedicated service to Command Center since the company’s inception in 2006, first as a director and then later as its CFO as well. “Ralph has been gracious to serve in this capacity until we identified and appointed a seasoned executive like Jeff Mitchell to assume the responsibilities of CFO and expand our vision of possibilities for growth at Command. Ralph was closely involved with the process of choosing his successor, and we will continue to benefit from Ralph’s active participation as Senior Vice President and as a board member.”

About Command Center, Inc.

The Company provides on-demand employment solutions to businesses in the United States, primarily in the areas of light industrial, disaster relief, hospitality and event services. Additional information on Command Center is available at www.commandonline.com.

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, the severity and duration of the general economic downturn, the availability of worker's compensation insurance coverage, the availability of capital and suitable financing for the Company's activities, the ability to attract, develop and retain qualified store managers and other personnel, product and service demand and acceptance, changes in technology, the impact of competition and pricing, government regulation, and other risks set forth in the Form 10KSB filed with the Securities and Exchange Commission on April 9, 2010 and in other statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.